UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2010

COHEN & COMPANY INC.

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania		19104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On August 27, 2010, Cohen & Company Securities, LLC, the broker-dealer subsidiary of Cohen & Company Inc., completed the previously announced cash offer to purchase (the “Note Offer”) all of the outstanding unsecured subordinated promissory notes (the “Subordinated Notes”) issued by Cohen Brothers, LLC due June 20, 2013.

A total of $8.1 million principal amount of the Subordinated Notes (representing 85% of the outstanding Subordinated Notes) were tendered prior to the expiration of the Note Offer at 11:59 p.m. on August 26, 2010. Cohen & Company Securities, LLC has accepted for purchase all of the Subordinated Notes tendered pursuant to the Note Offer for a total purchase price of approximately $6.8 million, including accrued interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

COHEN & COMPANY INC.

Date: September 2, 2010	By:	/s/ Douglas Listman
Douglas Listman
Chief Accounting Officer and Assistant Treasurer

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